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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated August 17, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Taxable Funds Inc. (comprised of the Nuveen Dividend and Growth Fund, formerly the Flagship Utility Income Fund, a series of Flagship Admiral Funds Inc.)

                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
February 9, 1999